Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-117549, and Form S-8, No. 333-72269) of MTM Technologies, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the years ended December 31, 2003 and 2002 included in this Form 8-K of MTM Technologies, Inc.



                                               /s/ Ernst & Young LLP
                                               ---------------------------
                                               Ernst & Young LLP

Houston, Texas
December 10, 2004